SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 26, 2017

AIRBORNE WIRELESS NETWORK
(Exact name of registrant as specified in charter)

Nevada	333-179079	27-4453740
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4115 Guardian Street, Suite C, Simi Valley, California 93063

(Address of principal executive offices and zip code)

(805) 583-4302

(registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act (17 CFR 240.12b-2)

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 26, 2017, Airborne Wireless Network, a Nevada corporation (the “Company”), and Intellicom Technologies, Ltd. (“ITC”) entered into a Services Agreement (the “Services Agreement”) under which ITC agreed to provide skilled communications engineering services to the Company. Under the Services Agreement, the Company agrees to pay for the applicable services in accordance with ITC’s stated billable hourly rates, and will pay any invoices received for such services within 30 days of receipt of an invoice. The Company also agreed to reimburse ITC for all expenses incurred in accordance with its provision of the services, so long as the Company has approved of the incurrence of such expenses in advance.

The term of the Services Agreement expires upon the completion of all services to be provided thereunder by ITC, and also may be terminated by either party without cause upon 30 days’ prior written notice. The Services Agreement contains standard events of default, which, if experienced by one party, permit the other party to terminate upon written notice. ITC has committed: (i) to keep confidential all confidential or proprietary information of the Company disclosed to it in connection with its provision of the services; (ii) to assign all title and interest in any intellectual property which relate to, is suggested by or results from its provision of the services under the Services Agreement; and (iii) to indemnify the Company for any losses arising from ITC’s failure to comply with applicable laws or regulations, ITC’s breach of any representations, warranties or covenants contained in the Services Agreement or ITC’s negligence. For a period of two years following the expiration of the term or earlier termination Services Agreement, the Company will not employ or engage, or solicit for employment or engagement, any ITC employees who provided services to the Company under the Services Agreement.

There is no material relationship between the Company or its affiliates and ITC other than in respect of the Services Agreement, except that ITC began providing services to the Company in February of 2017 without a written contract. This description of the Services Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Services Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 8.01 Other Events.

On January 2, 2018, the Company issued a press release announcing its entry into the Services Agreement. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Services Agreement, dated December 26, 2017, between Airborne Wireless Network and Intellicom Technologies, Ltd.
99.1	Press Release of Airborne Wireless Network dated January 2, 2018

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRBORNE WIRELESS NETWORK

Date: January 2, 2018	/s/ J. Edward Daniels
J. Edward Daniels
President, Treasurer and Secretary

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